Exhibit 99.2
Unaudited Pro Forma Condensed Combined Financial Information
Introduction
On November 15, 2023 (the “Closing Date”), Inari Medical, Inc (“Inari” or the “Company”) consummated the previously announced acquisition of LimFlow S.A (“LimFlow” or the “Seller”). On November 1, 2023, the Company announced that it entered into a share purchase agreement (the “Purchase Agreement”) to acquire LimFlow, S.A. (“LimFlow”), a medical device company focused on limb salvage for patients with chronic limb-threatening ischemia (the “LimFlow Acquisition” or "Merger"). Under the terms of the Purchase Agreement, the Company paid a base purchase price of $250.0 million in cash at closing, which was adjusted based on the working capital, indebtedness, cash and transaction expenses of LimFlow (the “Transaction”). Additional contingent payments of up to $165.0 million will be payable depending on the achievement of certain commercial and reimbursement milestones.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:
•The Company’s audited financial statements included in its most recently filed annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, and incorporated by reference;
•The Company’s unaudited financial statements included in its quarterly report on Form 10-Q for the nine months ended September 30, 2023, filed with the SEC on November 1, 2023, and incorporated by reference; and
•LimFlow’s audited financial statements for the nine months ended September 30, 2023, and for the year ended December 31, 2022, included elsewhere in this Form 8-K.
The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and reflects the impact of the Transaction on the historical financial information of Inari.
The acquisition of LimFlow will be accounted for as a business combination using the acquisition method with Inari as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the total consideration will be allocated to LimFlow’s assets acquired, and liabilities assumed based upon their estimated fair values at the Closing Date. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill.
The unaudited pro forma condensed combined statements of operations were derived from Inari and LimFlow’s historical financial statements, and give effect to the following:
•The Transaction and the impact of preliminary purchase accounting for the acquired assets and assumed liabilities;
•settlement of Inari’s existing investment in LimFlow;
•transaction costs incurred in connection with the Merger; and
•the related income tax effects of the pro forma adjustments.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the Company’s combined financial position or results of operations would have been had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined financial information contains adjustments that are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information presented in the unaudited condensed combined pro forma financial information. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2023
(in thousands)
	As of September 30, 2023	As of September 30, 2023	As of September 30, 2023			As of September 30, 2023
	INARI MEDICAL, INC (Historical) - US Dollar	LimFlow (Historical) - Euro	LimFlow (Historical) - US Dollar, As Converted	Transaction Accounting Adjustments		Pro forma Combined
ASSETS
Current assets
Cash and cash equivalents	$89,182	€3,117	$3,296	$(220,684)	A	$70,477
				(9,999)	C
				(12,500)	F
				(1,621)	H
				230,000	K
				(7,197)	M
Restricted cash	—	834	882	—		882
Short-term investments in debt securities	262,113	—	—	(230,000)	K	32,113
Accounts receivable, net	69,595	478	504	—		70,099
Inventories, net	40,227	243	257	1,750	J	42,234
Financial Assets	—	11	12	—		12
Prepaid expenses and other current assets	7,944	1,036	1,095	—		9,039
Total current assets	469,061	5,719	6,046	(250,251)		224,856
Noncurrent assets
Property and equipment, net	21,243	244	258	—		21,501
Intangible assets, net	—	—	—	146,000	B	146,000
Goodwill	—	—	—	205,206	I	205,206
Operating lease right-of-use assets	49,065	—	—	—		49,065
Deposits and other assets	9,466	3,804	4,022	(6,760)	L	6,728
Total noncurrent assets	79,774	4,048	4,280	344,446		428,500
Total Assets	$548,835	€9,767	$10,326	$94,195		$653,356
LIABILITIES
Current liabilities
Accounts payable	$10,091	€1,055	$1,115	$—		$11,206
Payroll-related accruals	41,305	1,207	1,276	—		42,581
Accrued expenses and other current liabilities	13,040	1,104	1,168	(2,486)	C	12,700
				978	N
Operating lease liabilities, current portion	1,630	—	—	—		1,630
Current portion of long-term debt, net	—	424	448	(448)	H	—
Total current liabilities	66,066	3,790	4,007	(1,956)		68,117

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2023 (in thousands)
	As of September 30, 2023	As of September 30, 2023	As of September 30, 2023			As of September 30, 2023
	INARI MEDICAL, INC (Historical) - US Dollar	LimFlow (Historical) - Euro	LimFlow (Historical) - US Dollar, As Converted	Transaction Accounting Adjustments		Pro forma Combined
Noncurrent liabilities
Operating lease liabilities, noncurrent portion	30,627	—	—	—		30,627
Long-term debt, net	—	1,052	1,112	(1,112)	H	—
Uncertain tax positions	—	1,643	1,737	—		1,737
Other long-term liabilities	—	182	192	65,931	G	67,832
				1,709	N
Deferred tax liabilities				36,938	D	36,938
Total noncurrent liabilities	30,627	2,877	3,041	103,466		137,134
Total Liabilities	96,693	6,667	7,048	101,510		205,251
EQUITY
Temporary equity
Series A Preferred shares	—	3,172	3,354	(3,354)	E	—
Series B Preferred shares	—	15,070	15,933	(15,933)	E	—
Series C Preferred shares	—	39,592	41,859	(41,859)	E	—
Series D Preferred shares	—	42,223	44,641	(44,641)	E	—
Stockholders' equity
Common stock	58	—	—	—		58
Ordinary shares	—	33	35	(35)	E	—
Additional paid in capital	497,063	4,332	4,580	(4,580)	E	497,063
Accumulated other comprehensive income (loss)	(1,158)	(15)	(16)	16	E	(1,158)
Accumulated deficit	(43,821)	(101,307)	(107,108)	107,109	E	(47,858)
				(7,513)	C
				3,475	L
Total Stockholders' equity	452,142	(96,957)	(102,509)	98,472		448,105
Total Equity	452,142	3,100	3,278	(7,315)		448,105
Total liabilities and equity	$548,835	€9,767	$10,326	$94,195		$653,356

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2023
(in thousands, except share amounts)
	For the nine months ended September 30, 2023	For the nine months ended September 30, 2023	For the nine months ended September 30, 2023			For the nine months ended September 30, 2023
	INARI MEDICAL, INC (Historical) - US Dollar	LimFlow (Historical) - Euro	LimFlow (Historical) - US Dollar, As Converted	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$361,538	€938	$1,016	$—		$362,554
Cost of goods sold	42,062	956	1,036	—		43,098
Gross profit	319,476	(18)	(20)	—		319,456
Operating expenses
Research and development	64,641	11,559	12,522	—		77,163
Selling, general and administrative	259,570	9,320	10,096	7,300	DD	276,966
Total Operating expenses	324,211	20,879	22,618	7,300		354,129
Loss from operations	(4,735)	(20,897)	(22,638)	(7,300)		(34,673)
Other income (expense)
Interest income	12,899	26	28	—		12,927
Interest expense	(127)	(15)	(16)	16	BB	(127)
Other (expense) income	(617)	146	158	—		(459)
Total Other income (expense)	12,155	157	170	16		12,341
Income (loss) before income taxes	7,420	(20,740)	(22,468)	(7,284)		(22,332)
Provision (benefit) for income taxes	4,391	(412)	(446)	(1,821)	CC	2,124
Net income (loss)	$3,029	€(20,328)	$(22,022)	$(5,463)		$(24,456)
Net income (loss) per share:
Basic	0.06					(0.43)
Diluted	0.05					(0.43)
Weighted average common shares used to compute net income (loss) per share:
Basic	56,478,317					56,478,317
Diluted	58,495,921					56,478,317
See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the twelve months ended December 31, 2022
(in thousands, except share amounts)
	For the twelve months ended December 31, 2022	For the twelve months ended December 31, 2022	For the twelve months ended December 31, 2022			For the twelve months ended December 31, 2022
	INARI MEDICAL, INC (Historical) - US Dollar	LimFlow (Historical) - Euro	LimFlow (Historical) - US Dollar, As Converted	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenue	$383,471	€252	$266	$—		$383,737
Cost of goods sold	44,506	765	807	—		45,313
Gross profit	338,965	(513)	(541)	—		338,424
Operating expenses
Research and development	74,221	10,853	11,454	—		85,675
Selling, general and administrative	292,843	7,634	8,057	7,513	AA	318,146
				9,733	DD
Total Operating expenses	367,064	18,487	19,511	17,246		403,821
Loss from operations	(28,099)	(19,000)	(20,052)	(17,246)		(65,397)
Other income (expense)
Interest income	1,852	7	7	—		1,859
Interest expense	(294)	(19)	(20)	20	BB	(294)
Other (expense) income	356	(418)	(441)	3,475	EE	3,390
Total Other income (expense)	1,914	(430)	(454)	3,495		4,955
Income (loss) before income taxes	(26,185)	(19,430)	(20,506)	(13,751)		(60,442)
Provision (benefit) for income taxes	3,082	(637)	(672)	(3,438)	CC	(1,028)
Net income (loss)	$(29,267)	€(18,793)	$(19,834)	$(10,313)		$(59,414)
Net income (loss) per share:
Basic	(0.55)					(1.12)
Diluted	(0.55)					(1.12)
Weighted average common shares used to compute net income (loss) per share:
Basic	52,837,674					52,837,674
Diluted	52,837,674					52,837,674
See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Condensed Combined Financial Statements
(thousands, except per share amounts)
Note 1. Basis of Presentation
The unaudited pro forma condensed combined Balance Sheet reflects the estimated effects of the Transaction as if they had been completed on September 30, 2023, and the unaudited pro forma condensed combined statements of operations reflect the estimated effects of the Transaction as if they had been completed on January 1, 2022.
The pro forma adjustments presented in this unaudited pro forma condensed combined financial information represent management’s estimates based on information available as of the date of this Form 8-K and such estimates are subject to revision as further information is obtained. Accordingly, the pro forma adjustments for the Merger are preliminary and subject to further adjustment as additional information becomes available and the various analyses and other valuations are performed. Any adjustments may have a significant effect on total assets, total liabilities, total equity, operating expenses, and depreciation and amortization expenses, and such results may be material.
The historical financial statements of Inari have been prepared in accordance with U.S. GAAP and in its presentation currency of U.S. Dollars. The historical financial statements of LimFlow have been prepared in accordance with U.S. GAAP and its presentation currency of Euro. The historical balance sheet and statement of operations of LimFlow have been translated into Dollar for purposes of having pro forma combined financial information at the closing rate on September 30, 2023 of €1.00 to $1.057 and average rate during the nine months ended September 30,2023 of €1.00 to $1.083, respectively and for the purposes of pro forma combined statement of operations for the year ended December 31, 2022 translated using average rate during fiscal year 2022 of €1.00 to $1.055.
The assumptions underlying the pro forma adjustments are described in the accompanying notes to this unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information may not be indicative of Inari’s future performance and does not necessarily reflect what Inari’s financial position and results of operations would have been had these transaction occurred at the beginning of the period presented.
Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Inari following the completion of the Transaction. Additionally, the unaudited pro forma condensed combined financial information does not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Transaction, nor does it reflect any costs or expenditures that may be required to achieve any possible synergies.
Note 2. Transaction and Estimated Purchase Consideration
The unaudited pro forma condensed combined financial information reflects the acquisition of LimFlow for an estimated purchase price of $318.2 million, which was derived as follows:

(in thousand)
Base Consideration as per Share Purchase Agreement(1)	$250,000
Closing Adjustments	2,236
Contingent Consideration	65,931
Total purchase consideration (A)	318,167
Fair value of identifiable net assets acquired (B)	112,961
Goodwill (A-B)	$205,206

(1) The following table reflects the reconciliation between the Cash consideration to be paid to Sellers and Base consideration as follows:

(in thousand)
Cash consideration to be paid to Sellers	$215,362
Seller transaction expenses	12,518
Repayment of LimFlow's existing indebtedness	1,621
Payment to Escrow Account	12,500
Payment made by Inari	242,001
Closing Adjustments	(2,236)
Acquisition date fair value of previously held equity interest in LimFlow	10,235
Base Consideration as per Share Purchase Agreement	$250,000
The estimated purchase price allocation is based on preliminary estimates of fair value as follows:

(in thousand)
Cash and cash equivalents	$3,296
Restricted cash	882
Accounts receivable	504
Inventories	2,007
Financial assets	12
Other current assets	1,095
Property and equipment	258
Intangible assets	146,000
Other non-current assets	4,022
Total assets acquired	$158,076
Accounts payable	$1,115
Payroll-related accruals	1,276
Accrued expenses and other current liabilities	2,148
Uncertain tax positions	1,737
Other long-term liabilities	1,901
Deferred tax	36,938
Total liabilities assumed	45,115
Fair value of identifiable net assets	$112,961
Note 3. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The transaction accounting adjustments reflected in the unaudited pro forma condensed combined financial information as of September 30, 2023 are detailed below:
A.Represents a) cash components of purchase consideration, including $215.4 million of cash consideration paid to LimFlow’s shareholders; b) the $0.4 million payment of transaction cost on behalf of Limflow; and c) the $4.9 million relating to seller representative amount.
B.Represents adjustments to reflect the preliminary estimated fair values of developed technology acquired of approximately $146.0 million with a useful life of 15 years.
C.Represents payment of Inari’s non-recurring transaction-related costs of $10.0 million incurred after September 30, 2023, and prior to or after the Closing Date, of which $2.5 million was accrued as of September 30, 2023 and $7.5 million had been unaccrued and was reflected as an expense and to accumulated deficit.
D.Represents estimated deferred taxes related to the purchase price allocation. The tax effect of the pro forma adjustments was calculated using the 25.0% historical statutory rates in effect for the periods presented.
E.Represents the elimination of LimFlow’s historical equity.

F.Represents the adjustment related to payment of Special and General Escrow for potential future claims amounting to $5.0 million and $7.5 million, respectively.
G.Represents the preliminary estimated fair value of $65.9 million towards contingent consideration payable upon achievement of certain net revenue targets and technical milestones as specified in the Purchase Agreement.
H.Represents the adjustment relating to existing LimFlow debt paid off in connection with the acquisition amounting to $1.6 million.
I.Represents goodwill of $205.2 million, representing the excess of the purchase consideration over the fair value of LimFlow’ net assets acquired based on the estimated preliminary purchase price allocation.
J.Represents the preliminary estimated fair value of acquired inventory of approximately $1.8 million over the historical book value of inventory prior to the Transaction attributable to inventories on hand previously expensed in the third quarter of fiscal year 2023 prior to obtaining FDA approval. No adjustment to the Unaudited Pro Forma Condensed Combined Statement of Operations has been made for the income statement impact of the step up of inventory to fair value as LimFlow had previously expensed the underlying inventory to research and development expenses prior to FDA approval, thus such inventory costs have already reflected in the combined company's net income for the nine months ended September 30, 2023 and the twelve months ended December 31, 2022.
K.Represents the reclassification of short-term investment to Cash and Cash Equivalents $230.0 million for the purposes of payment of purchase consideration.
L.Represents the gain resulting from the step up of Inari’s legacy investment of 3.7% in LimFlow to fair value immediately prior to the Transaction of $3.5 million and the corresponding elimination of the Company’s cost method investment in LimFlow in conjunction with the Transaction of $10.2 million.
M.Represents the payment made for transaction bonuses by LimFlow to its employees at closing amounting to $7.2 million.
N.Represents indemnification liability in respect of tax receivables.

Note 4. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The following describes the adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and fiscal year ended December 31, 2022:
AA. Represents non-recurring transaction expenses of $7.5 million that were estimated to be incurred by Inari in connection with the Transaction.
BB. Represents the reversal of LimFlow’s historical interest expense for the nine months ended September 30, 2023, and the twelve months ended December 31, 2022 resulting from the repayment of existing debt.
CC. Represents the estimated income tax effect related to the pro forma adjustments. The tax effect of the pro forma adjustments was calculated using the 25.0% historical statutory rates in effect for the periods presented.
DD. Represents amortization expense of $7.3 million and $9.7 million for nine months ended September 30, 2023, and twelve months ended December 31,2022, respectively, based on the estimated preliminary fair value of identified intangible assets and the respective assigned estimated useful lives as specified in Note 3(B) above. If the developed technology fair value upon finalization of the purchase price allocation is 10% greater, amortization expense would be $8.0 million and $10.7 million for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively. If the developed technology fair value upon finalization of the purchase price allocation is 10% less, amortization expense would be $6.6 million and $8.8 million for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively.
EE. Represents the gain on step up of Inari’s legacy 3.7% investment in LimFlow to fair value immediately prior to the acquisition of the remaining outstanding shares of LimFlow and elimination of the Company’s cost method investment in LimFlow in conjunction with the Transaction.

Note 5. Net Loss Per Share
The following tables set forth the computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 2023 and the year ended December 31, 2022.

(in thousands, except for share and per share amounts.)	Nine months ended September 30, 2023	Year ended December 31, 2022
Numerator:
Pro forma combined net loss	$(24,456)	$(59,414)

Denominator:
Weighted average common shares used to compute net loss per share - basic	56,478,317	52,837,674
Weighted average common shares used to compute net loss per share - diluted	56,478,317	52,837,674

Net loss per share:
Pro forma combined net loss per share - basic	$(0.43)	$(1.12)
Pro forma combined net loss per share - diluted	$(0.43)	$(1.12)